EXHIBIT 10.12

EARLY ENTRY AGREEMENT

Reference is made to that Lease dated August 5, 2005 between RREEF AMERICA REIT II CORP. KK, a Maryland corporation (“Landlord”) and ALDER BIOPHARMACEUTICALS, a Delaware corporation (“Tenant”), for the lease of certain Premises located in the City of Bothell, County of King, State of Washington, in the building commonly known as North Creek Parkway Center, Building 6, 11804 North Creek Parkway, Bothell, WA 98011 and situated on the land legally described therein (“Lease”).

It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease, upon full execution of the Lease and Landlord’s receipt of Tenant’s insurance certificates evidencing Tenant’s insurance policies required by Section 11 of the Lease, Tenant’s qualified vendors, who shall be approved in advance by Landlord, may enter onto the Premises to perform the tenant improvements described in Part I of Exhibit B to the Lease, or such other alterations, additions, or improvements as are consented to by Landlord in accordance with Section 6 of the Lease, in preparation for Tenant’s occupancy as of the Commencement Date. Tenant shall not otherwise use or occupy the Premises for the conduct of its business until the Commencement Date. The first Monthly Installment of Rent is due on February 1, 2006.

Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date Tenant’s qualified vendors first enter onto the Premises.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. KK,		ALDER BIOPHARMACEUTICALS,
a Maryland corporation		a Delaware corporation

By:	RREEF Management Company,
a Delaware corporation

By:	/s/ Chris Eckmann	By:	/s/ Randall C. Schatzman

Name:	Chris Eckmann	Name:	Randall Schatzman

Title:	District Manager	Title:	Chief Executive Officer

Dated:	9/21/05	Dated:	09/19/2005

10/31/01 MTIN

Revised 7/03

ONLY USE FOR: Washington State Properties

LEASE

RREEF AMERICA REIT II CORP. KK,

a Maryland corporation

Landlord

and

ALDER BIOPHARMACEUTICALS,

a Delaware corporation

Tenant

i

32.	COMMISSIONS	21

33.	TIME AND APPLICABLE LAW	21

34.	SUCCESSORS AND ASSIGNS	21

35.	ENTIRE AGREEMENT	21

36.	EXAMINATION NOT OPTION	21

37.	RECORDATION	22

38.	LIMITATION OF LANDLORD’S LIABILITY	22

39.	ADA COMPLIANCE	22

40.	BUILDING SEPARATION	22

ADDENDUM TO LEASE

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 – SITE PLAN

EXHIBIT A-2 – LEGAL DESCRIPTION

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

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MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:	North Creek Parkway Center, Building 6

LANDLORD:	RREEF AMERICA REIT II CORP. KK, a Maryland corporation

LANDLORD’S ADDRESS:	RREEF 16000 Christensen Road, Suite 101 Tukwila WA 98188

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	RREEF AMERICA REIT II CORP. KK North Creek Parkway Center 75 Remittance Drive, Suite 6143 Chicago, IL 60675-6143

LEASE REFERENCE DATE:	August 5, 2005

TENANT:	ALDER BIOPHARMACEUTICALS, a Delaware corporation.

TENANTS NOTICE ADDRESS:

(a) As of beginning of Term:	11804 North Creek Parkway Bothell, WA 98011

(b) Prior to beginning of Term (if different):	N/A

PREMISES ADDRESS:	11804 North Creek Parkway Bothell, WA 98011

PREMISES RENTABLE AREA:	Approximately 16,702 sq ft (for outline of Premises see Exhibit A)

USE:	General office, research, laboratories and manufacturing facility for a biomedical company.

COMMENCEMENT DATE:	October 1, 2005

RENT COMMENCEMENT DATE:	February 1, 2006

TERM OF LEASE:	Approximately five (5) years, four (4) months and zero (0) days beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	January 31, 2011

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ANNUAL RENT and MONTHLY INSTALLMENT OF

RENT (Article 3):

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent *
from	through
10/1/2005	1/31/2006	16,702	$0.00	$0.00	$0.00
2/1/2006	7/31/2006	10,702	$21.50	$230,088.00	$19,174.00
8/1/2006	1/31/2007	16,702	$21.50	$359,088.00	$29,924.00
2/1/2007	1/31/2008	16,702	$22.15	$369,948.00	$30,829.00
2/1/2008	1/31/2009	16,702	$22.80	$380,808.00	$31,734.00
2/1/2009	1/31/2010	16,702	$23.50	$392,496.00	$32,708.00
2/1/2010	1/31/2011	16,702	$24.20	$404,184.00	$33,682.00

*	For the Period February 1, 2006 through July 31, 2006 the description of the Premises and the Premises Rentable Area remain unchanged, however Tenant is required to pay rent only on 10,702 rentable square feet. Tenant shall pay its Proportionate Share of Taxes and Expenses on the entire 16,702 rentable square feet at all times during the Term.

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$5,679.00 plus utility charges assessed to Tenant per Section 13 of Lease.

TENANT’S PROPORTIONATE SHARE:	65.65% of Building 6 8.12% of total property

SECURITY DEPOSIT:

Security Deposit, in the form of cash or a Letter of Credit issued and confirmed by a financial institution approved by Landlord shall be held by Landlord per Section 5 of the Lease for the following durations and amounts:

10/1/05 – 3/31/07 = $190,400.00

4/1/07 – 3/31/08 = $158,700.00

4/1/08 – 3/31/09 = $127,000.00

4/1/09 –1/31/11 = $ 95,200.00

ASSIGNMENT/SUBLETTING FEE:	$1,000.00

REAL ESTATE BROKER DUE COMMISSION:	Sean Barnes, Staubach Company, and Tom Erlandson, Alexander Commercial Real Estate, to be paid solely by Landlord

TENANT’S SIC CODE:	7391

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AMORTIZATION RATE:	10.00%

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Addendum to Lease and Exhibits A through D, all of which are made a part of this Lease.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. KK		ALDER BIOPHARMACEUTICALS,
a Maryland corporation		a Delaware corporation

By:	RREEF Management Company,
a Delaware corporation, Its Manager

By:	/s/ Chris Eckmann	By:	/s/ Randall C. Schatzman

Name:	Chris Eckmann	Name:	Randall Schatzman

Title:	District Manager	Title:	Chief Executive Officer

Dated:	9/21/05	Dated:	09/19/2005

v

LEASE

By this Lease Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Building as set forth and described on the Reference Pages (the “Premises”). This Lease is solely a lease of space in the Building and does not constitute a lease of any land. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 Tenant shall have access to the Premises twenty-four (24) hours per day, seven days per week, and shall have the ability to operate all Building systems after standard building operating hours of 7a.m. – 6p.m., Monday through Friday. All costs incurred by Landlord arising out of Tenant’s operation of Building systems after standard budding operating hours shall be directly paid by Tenant, or if paid by Landlord, shall be reimbursed by Tenant to Landlord. The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Budding or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”) except as used in the ordinary course of Tenant’s business and except in a manner fully compliant with all Environmental Laws, in the Premises or the Building and appurtenant land, and shall not allow such Hazardous Materials to contaminate the Premises, Building, appurtenant land, or the environment.

Tenant shall, in connection with its handling, use, manufacture, storage, and disposal of Hazardous Materials, comply timely and completely with all governmental requirements for reporting of its handling, use, manufacture, storage, and disposal of Hazardous Materials and shall provide to Landlord copies of all permits, plans, reports, and other records required to be maintained for or to be submitted to any governmental body or agency in connection with Tenant’s handling, use, manufacture, storage, and disposal of Hazardous Materials.

Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 29) harmless from and against any and all loss, claims, liability or costs (including court costs and attorneys’ fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2

Landlord shall protect, defend, indemnify, and hold Tenant and Tenant Entities harmless from and against any and all loss, claims, liability, or costs (including court costs and attorneys’ fees) imposed upon or assessed or asserted against Tenant or Tenant Entities arising from the use, manufacture, storage or disposal of Hazardous Materials in the Building by Landlord or third parties prior to the Commencement Date or after the Expiration Date.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use. In addition, Landlord shall provide to Tenant and Tenant Entities, and they shall have the right to use and occupy, forty-one (41) parking stalls in the Building parking lot. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces.

1.4 Existing Equipment. During the term of this Lease, Tenant shall be entitled to use any existing laboratory equipment, case work, or fume hoods left in the Premises by the prior tenants (collectively, the “Existing Equipment”) so long as Existing Equipment complies with current governmental regulations. Tenant hereby accepts the Existing Equipment in its as-is, where is condition. Tenant acknowledges that it has been afforded a full opportunity to inspect the Existing Equipment and that its use of the Existing Equipment is at its own risk and expense. Tenant further acknowledges that, notwithstanding any prior or contemporaneous oral or written representations, statements, documents or understandings, Landlord has not made and does not make any representations or warranties of any kind whatsoever, either express or implied, including but not limited to any implied warranties of merchantability or fitness for a particular purpose, with respect to the Existing Equipment. Tenant shall be solely responsible at its cost for maintaining, repairing and/or replacing the Existing Equipment during the term of this Lease. Tenant hereby releases and agrees to indemnify and defend Landlord from and against any claims or damages related to the Existing Equipment arising out of Tenant’s use of the Existing Equipment.

1.5 Tenant’s Equipment and Installations. Tenant shall install and shall at all times maintain in good working condition, such handling and safety equipment as is necessary for the appropriate and safe handling of all Hazardous Materials generated, used, stored of disposed of on the Premises by Tenant. Such equipment shall include but not be limited to (i) such hoods, ducting filters, and air treatment equipment as is necessary to ensure that the air both within the Premises and after venting is in compliance with all Environmental Requirements, and (ii) such storage and containment vessels for the handling and disposal of Hazardous Materials as are reasonably necessary to prevent any release thereof in violation of environmental requirements, and (iii) such emergency response equipment, including but not limited to showers, decontamination equipment, and the like, as is reasonably necessary to respond appropriately to any release of Hazardous Materials that threatens damage to persons or property or is otherwise in violation of environmental requirements.

1.6 Decommissioning. Prior to the expiration or earlier termination of the Lease Term, Tenant shall provide a decommissioning report prepared or reviewed by an independent third party showing Tenant’s compliance with all decommissioning rules and regulations and demonstrating that the Premises have been left in a clean and uncontaminated state.

1.7 Survival. The provisions of this section 1 shall survive the expiration or termination of the Lease with respect to any events occurring during the Lease Term and prior to such expiration or termination

2. TERM.

2.1 The Term of this Lease shall begin on the Commencement Date as shown on the Reference Pages (“Commencement Date”). This Lease shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises on the Commencement Date and in advance of the completion of Landlord’s Work, which is to be performed by Landlord after Tenant takes possession pursuant to Exhibit B to this Lease. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within one hundred twenty (120) days after the scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of an act or omission on the part of Tenant (a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.

2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term beginning on the Rent Commencement Date, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs and such Event of Default continues beyond any applicable cure period, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account; without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within thirty (30) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of (a) Fifty Dollars ($50.00), or (b) four percent (4%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each calendar year, that is each twelve (12) month period beginning on January 1, falling partly or wholly within the Term, or as otherwise reasonably determined by Landlord pursuant to Landlord’s accounting policies or procedures.

4.1.2 Expenses: All reasonable costs of operation, maintenance, repair, replacement in the ordinary course of Landlord’s maintenance activities, and management of the Building as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements reasonably deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs unless separately metered to a tenant, including but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing in the ordinary course of Landlord’s maintenance activities, and maintaining the common areas, including parking and landscaping window cleaning costs; third party labor costs; costs and expenses of managing the Building including management and/or administrative fees which as of the Commencement Date are approximately three (3) percent of gross Building revenues and which during the Term shall not exceed four (4) percent of gross Building revenues; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of equipment necessary to maintain, repair, and make replacements in the ordinary course of Landlord’s maintenance activities to the Building; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes to the extent attributable to the operation, maintenance, and management of the Building accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building as of the Commencement Date; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include those repairs, improvements, and equipment for which Landlord has agreed to be responsible under Section 7.1; costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds therefor, costs, including permit, license and inspection costs incurred with respect to the installation of other tenants’ improvements in the Building or incurred in renovating or otherwise improving vacant space for tenants of the Building Landlord’s general corporate overhead expenses; rental and other related expenses incurred in leasing HVAC systems and elevators except for expenses in connection with making minor repairs on or keeping building infrastructure in operation while minor repairs are being made; capital expenses other than those set forth above, depreciation or amortization of the Building or equipment in the Building except as provided herein; loan principal payments, loan fees and charges; leasing commissions; interest expenses on short and long-term borrowings, or advertising costs. Controllable expenses shall not exceed Five Percent (5%) over any previous calendar year during the initial lease term

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used solely in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor, and all fees, expenses and costs incurred by Landlord in investigating, protesting contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year, beginning on the Commencement Date.

4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. Landlord shall use commercially reasonable efforts to deliver to Tenant on or before March 31st of each calendar year an annual reconciliation of Expenses for the prior calendar year. In any event, such annual reconciliation shall be delivered to Tenant no later than April 30 of each calendar year unless Landlord’s preparation of such statement is delayed by causes beyond Landlord’s reasonable control, in which case Landlord shall use commercially reasonable efforts to deliver the statement as soon as possible thereafter. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within ninety (90) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord shall use commercially reasonable efforts to estimate by January 31st of each calendar year, Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto. Failure of Landlord to deliver such estimate shall not relieve Tenant of its obligation to pay its Proportionate Share of Expenses and Taxes and absent Landlords estimate for the next Lease Year, Tenant shall continue to pay the monthly amount it had paid in the prior Lease Year.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then at Tenant’s option Landlord shall either credit the difference against the then next due payments to be made by Tenant under this Article 4, or refund the difference to Tenant in cash within thirty (30) days after such difference has been determined, or, if the Lease has terminated, refund the difference in cash.

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

4.7 If Tenant’s audit of Landlord’s determination of Expenses under Section 4.3 discloses that Landlord has overcharged Tenant by five percent (5%) or more, Landlord shall bear the reasonable cost of Tenant’s audit.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenants default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any pact of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within thirty (30) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be pertained by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenants obligations under this Lease have been fulfilled, but not later than thirty (30) days after Landlords receipt of its contractor’s invoice for repair and restoration of the Premises pursuant to Section 26, or if no repair or restoration is needed in Landlord’s determination, within sixty (60) days after the Termination Date.

6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, except that Landlord’s consent shall not be required for any interior, nonstructural alteration, addition, or improvement that does not exceed Fifteen Thousand Dollars ($15,000) in cost per project so long as (a) such alteration, addition, or improvement does not impact the base structural components or systems of the Building and (b) such alteration, addition or improvement is not visible from the outside of the Building. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building (iii) do not affect or require modification of the Buildings electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.

6.2 Whether or not Landlord’s consent is required for the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlords contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contactor other than Landlords contactor and such other contactor or any subcontractor of such other contactor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. Tenant may, at its option, engage Landlord to provide construction management services, and in such event, Landlord may charge Tenant a construction management fee to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due ten (10) days after Landlords written demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. At Tenant’s request upon Tenant’s application to Landlord for consent to the making of an alteration, addition or improvement to the Premises, Landlord shall advise Tenant as to whether Landlord requires Tenant to remove such alteration, addition or improvement upon expiration of the Lease Term. In no event shall Tenant be obligated to remove any alteration, addition or improvement which exists upon the Premises on or before the execution of this Lease or any alteration, addition, or improvement which Landlord had not advised Tenant to remove upon expiration of the Lease Term when consenting to such alteration, addition, or improvement.

7. REPAIR.

7.1 Prior to the Commencement Date, Landlord shall carry out, at its sole cost and without any right of reimbursement from Tenant under Section 4.1 hereof, all those repairs, replacements, and refurbishments identified in Schedule 7.1 of Exhibit B hereto other than item 1(e). Within thirty (30) days of the Commencement Date, Tenant may deliver to Landlord a punchlist of its in Schedule 7.1 of Exhibit B not completed, and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Following the Lease Commencement Date, Landlord shall permit Tenant to participate in the repair, replacement and refurbishment process, which shall include inviting Tenant to attend planning and construction meetings and permitting Tenant to have a representative at the job site. Landlord agrees, at its sole cost and without any right of reimbursement from Tenant under Section 4.1 hereof to install in the Building a new building HVAC control unit consistent with item 1(e) of Schedule 7.1 of Exhibit B. Landlord shall use commercially reasonable efforts to commence the installation in late December 2005, to diligently pursue the same to completion, and to avoid disruption to Tenant’s business. Landlord further agrees, at its sole cost and expense and without any right of reimbursement from Tenant under Section 4.1 hereof, to install in the Building a new HVAC unit for the sole use and benefit of the Premises, comparable to the 90-ton unit existing in the Building as of the Commencement Date, and which will provide up to eight (8) air changes per hour. Landlord shall use commercially reasonable efforts to commence the installation of the unit in the first quarter of calendar year 2007, to diligently pursue the same completion, and to avoid disruption to Tenants business. The costs of these replacements shall not be included in the tenant improvement allowance set forth in Exhibit B.

7.2 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair, maintain, and replace as needed the structural portions of the root foundation and walls of the Building. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 21 and except as provided in Section 7.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.3 Subject to Section 7.1, Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass). Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contactors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

7.5 Tenant shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises, including the fume exhaust system and including systems and equipment which serve both the Premises and other portions of the Building (and a copy of the contract shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. The service contact shall provide that Landlord shall pay directly to the maintenance contractor that portion of the cost of the contract services attributable to portions of the Building which are not the Premises and that Tenant shall pay directly to the maintenance contractor the balance of the cost of the contract services. Should Tenant fail to enter into the maintenance contract in accordance with this section, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant its share of the cost thereof along with a reasonable amount for Landlord’s overhead.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) business days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) business days of Landlord’s written notice.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Landlord shall provide Tenant with a written response to the request for consent within thirty (30) days of receipt of Tenant’s written notice and the above described information required to be submitted by Tenant, however in no event shall Landlord’s failure to respond be deemed consent.

9.2 Notwithstanding any assignment or subletting permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default and the continuation of such Event of Default beyond any applicable cure period, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment of the entire Premises, to terminate this Lease, or in the case of a proposed subletting of fifty percent (50%) or more of the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) business days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to one hundred percent (100%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenants notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency, (d) is incompatible with the character of occupancy of the Building (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would (i) involve excess wear and tear upon the Building (ii) violate any exclusive right granted to another tenant of the Building (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to Landlord’s reasonable attorneys fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

10. INDEMNIFICATION.

10.1 None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorneys fees) arising from all third party claims inclined by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any personal injury, including loss of life, occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault; or omission by or of Tenant or any Tenant Entity to meet any standard of care imposed by any duty or law with respect to the injury or damage; (b) Tenants conduct of its business in or about the Premises or from transactions or other activities of the Tenant or a Tenant Entity on or about the Premises; (c) Tenant’s or Tenant Entity’s failure to comply with any and all governmental laws, ordinances and regulations applicable to it or to its occupancy or use of the Premises or; (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease; or (e) any act, omission, or negligence of Tenant or any Tenant Entity with respect to any duty of Tenant related to the Premises or its obligations under this Lease. Tenant’s indemnification obligations pursuant to this Section 10.1 shall not apply to the extent the loss, claims, liability, or costs are caused in whole or in part by the negligence or willful misconduct of Landlord or a Landlord Entity.

10.2 Landlord shall protect, indemnify, and hold the Tenant and Tenant Entities harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorneys’ fees) arising from third party claims incurred by reason of (a) any damage to any property, including but not limited to property of Tenant or any Tenant Entity, or any personal injury, including loss of life, occurring in, on, or about the Premises or the Building to the extent such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of a Landlord Entity to meet any standard of care imposed by any duty or law with respect to the injury or damage; (b) Landlord’s conduct of its business in or about the Building or from transactions or other activities of a Landlord Entity on or about the Building; (c) a Landlord Entity’s failure to comply with any and all governmental laws, ordinances, and regulations applicable to it possession or use of the Building; (d) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to this Lease; or (e) any act, omission, or negligence of a Landlord Entity with respect to any duty of Landlord related to the Building or its obligations under this Lease. Landlord’s indemnification obligations pursuant to this Section 10.2 shall not apply to the extent the loss, claims, liability, or costs are caused in whole or in part by the negligence or willful misconduct of Tenant or a Tenant Entity.

10.3 The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Employers Liability Insurance with limits of $500,000 each accident; $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “AVII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Subject to Section 7.1 hereof, Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay its Proportionate Share of all charges jointly metered with other premises as determined by Landlord. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4, prorated on a daily basis, and shall also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building Landlord’s interest or estate in the Building or any ground or underlying lease; provided, however, this Lease shall be subordinate to future mortgages and deeds of trust affecting the Building only if the holder thereof agrees in writing to recognize this Lease in the event of foreclosure so long as Tenant is not in default and provided further that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall use commercially reasonable efforts to avoid disruption to Tenant’s business when effecting such modifications of and additions to the rules and regulations. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises, upon reasonable prior notice to Tenant except in the case of emergency, to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the reasonable cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) business days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) business days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that Landlord shall be required to use commercially reasonable efforts to lease the Premises and shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as apart of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) business days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the Effective Date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder, and the amount thus obtained shall be the Unamoritized Amount.

19.4 If on account of any breach or default by either party in its obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for the nonbreaching or nondefaulting party to employ or consult with an attorney or collection agency concerning or to enforce or defend any of such party’s rights or remedies arising under this Lease or to collect any sums due from the breaching or defaulting party, the breaching or defaulting party agrees to pay all costs and fees so incurred by the nonbreaching or nondefaulting party, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

19.7 To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. Upon the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19.7 at public or private sale upon five (5) days’ notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord’s discretion to perfect the security interest hereby created.

19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant

19.9 If more than three (3) Events of Default occur during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

20. TENANTS BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY.

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that

Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant; strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct; or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee so long as the successor in interest agrees to acquire and accept the interest in the Premises subject to this Lease and to carry out all of the covenants and obligations of Landlord pursuant to this Lease. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within fifteen (15) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such fifteen (15) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord has notified Tenant in the course of consenting to Alterations as set forth in Article 6 hereof, or if where no consent of Landlord was required to Alterations and Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than taxes imposed on Landlord based upon Landlords net income and any Washington State or local Business & Occupation taxes imposed on Landlord based upon Landlord’s gross income) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof, (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the team hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. DEFINED TERMS AND READINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligation under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is apart, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the team “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

30. TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

31. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

32. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

33. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

34. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

35. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

36. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.

Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

37. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

38. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

39. ADA COMPLIANCE. As of the Commencement Date, Landlord represents and warrants that to the best of Landlord’s knowledge, the Building and Premises are in compliance with the requirements of the Americans with Disabilities Act of 1990, as amended, and all regulations issued thereunder (the, “ADA”).

40. BUILDING SEPARATION. After execution of the Early Entry Agreement by Landlord and Tenant and in accordance with its terms, Landlord shall permit Tenant to cap the then-existing distilled water, steam and gas pipes and take such other reasonable action to make a closed system for Tenant.

In the event that the Premises are substantially and physically separated from the other rentable spaces in the Building during the Term, Tenant shall maintain, operate and repair, at no cost to Landlord, the backup electric generator and shall be entitled to collect from the other tenants in the Building that elect to use the backup electric generator, the other tenants’ reasonable share of the cost of such maintenance, operation and repairs based upon the parties’ respective uses. In the event other tenants in the Building elect not to use the backup electric generator, Tenant may, at Tenant’s sole cost and expense, and subject to Landlord’s prior written approval in accordance with Section 6 of this Lease, separate the backup electric generator service from the spaces in the Building occupied by tenants electing not to use it.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. KK,		ALDER BIOPHARMACEUTICALS,
a Maryland corporation		a Delaware corporation

By:	RREEF Management Company,
a Delaware corporation, Its Manager

By:	/s/ Chris Eckmann	By:	/s/ Randall C. Schatzman

Name.	Chris Eckmann	Name:	Randall Schatzman

Title:	District Manager	Title:	Chief Executive Officer

Dated:	9/21/05	Dated:	09/19/2005

CORPORATE ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this as 21st day of September, 2005 before me, the undersigned, a Notary Public in and for the State of Washington personally appeared Chris Eckmann, to be known or shown through satisfactory evidence to be the District Manager of RREEF Management Company, a Delaware corporation, and acknowledged to me that he executed the same on behalf of said corporation freely and voluntarily for the uses and purposes therein mentioned.

Witness my hand and official seal the day and year in this certificate first above written.

/s/ Jane L. Alcorn

[SEAL]	Jane L. Alcorn
Notary Public in and for the State of Washington residing at King county
My commission expires: February 1, 2009

CORPORATE ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this as 19 day of September, 2005 before me, the undersigned, a Notary Public in and for the State of Washington personally appeared Randall Schatzman, to be known or shown through satisfactory evidence to be the Chief Executive Officer of Alder Biopharmaceuticals, a Delaware corporation, and acknowledged to me that he executed the same on behalf of said corporation freely and voluntarily for the uses and purposes therein mentioned.

Witness my hand and official seal the day and year in this certificate first above written.

/s/ Marilyn N. Singer

[SEAL]	Print Name:	Marilyn N. Singer
Notary Public in and for the State of Washington residing at Everett, WA
My commission expires: January 22, 2009

ADDENDUM TO LEASE

attached to and made a part of Lease bearing the

Lease Reference Date of August 5, 2005 between

RREEF AMERICA REIT II CORP. KK, a Maryland corporation, as Landlord and

ALDER BIOPHARMACEUTICALS, a Delaware corporation, as Tenant

In the event of any conflict between the terms of Addendum to Lease and the Lease, the terms of Addendum to Lease shall control.

RENEWAL OPTION

Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one option to renew this Lease for a term of three (3) years and one option to renew this Lease for a term of two (2) years, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

a.	If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is three hundred sixty (360) days prior to the expiration of the then current term of the Lease but no later than the date which is two hundred seventy (270) days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

b.	The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, including tenant improvements and leasing commissions, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the proposed Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period. If Tenant disagrees with Landlord’s proposed Annual Rent and Monthly Installment for the Premises, Tenant shall so advise Landlord in writing and the parties shall promptly meet and attempt in good faith to resolve their differences. If the parties are unable to agree upon such amounts within thirty (30) days of Landlord’s receipt of Tenant’s notice, then Landlord and Tenant shall each appoint an independent, qualified MAI appraiser experienced in appraising rental rates of similarly situated commercial properties, and the two appraises shall appoint a third independent, qualified MAI appraiser with similar experience. The appraisers shall, by the agreement of the majority of them, determine in writing the fair market rental of the Premises and the Annual Rent and Monthly Installment for the upcoming renewal term. Such determination shall be binding upon Landlord and Tenant. The appraisers shall have no power to modify the provisions of this Lease. Each party shall pay the fees and expenses of its respective appraiser and both shall share equally in the fees and expenses of the third appraiser.

c.	This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

d.	As each renewal option provided for above is exercised, the number of renewal options remaining to be exercised is reduced by one and upon exercise of the last remaining renewal option Tenant shall have no further right to extend the term of the Lease.

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EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing the

Lease Reference Date of August 5, 2005 between

RREEF AMERICA REIT II CORP. KK, a Maryland corporation, as Landlord and

ALDER BIOPHARMACEUTICALS, a Delaware corporation, as Tenant

Premises Address: North Creek Parkway Center, Building 6, 11804 North Creek Parkway, Bothell, WA 98011

Approximate Square Footage of Premises: 16,702 sq. ft.

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in anyway supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or location. It is not to be scaled; any measurements or distances shown should be taken as approximate.

EXHIBIT A-1 – SITE PLAN

attached to and made a part of Lease bearing the

Lease Reference Date of August 5, 2005 between

RREEF AMERICA REIT II CORP. KK, a Maryland corporation, as Landlord and

ALDER BIOPHARMACEUTICALS, a Delaware corporation, as Tenant

Premises Address: North Creek Parkway Center, Building 6, 11804 North Creek Parkway, Bothell, WA 98011

Exhibit A-1 is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in anyway supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

EXHIBIT A-2 —LEGAL DESCRIPTION

attached to and made a part of Lease bearing the

Lease Reference Date of August 5, 2005 between

RREEF AMERICA REIT II CORP. KK, a Maryland corporation, as Landlord and

ALDER BIOPHARMACEUTICALS, a Delaware corporation, as Tenant

LOT 1

THOSE PORTIONS OF LOTS 30 AND 31, QUADRANT BUSINESS PARK – BOTHELL, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 131 OF PLATS, PAGES 87 THROUGH 91, RECORDS OF KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF LOT 29, SAID PLAT, THENCE NORTH 88°10’00” EAST 238.59 FEET… THENCE SOUTH 28°06’02” EAST 203.07 FEET ALONG SAID NORTHEASTERLY LINE TO THE TRUE POINT OF BEGINNING; THE PARCEL DESCRIBED ABOVE CONTAINS 71,686 SQUARE FEET (1.949 ACRES), MORE OR LESS. SITUATED IN THE CITY OF BOTHELL, KING COUNTY, WASHINGTON.

LOT 2

THAT PORTION OF LOT 31, QUADRANT BUSINESS PARK – BOTHELL, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 131 OF PLATS, PAGES 87 THROUGH 91, RECORDS OF KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF LOT 29, SAID PLAT, THENCE NORTH 88°19’10” WEST 96.21 FEET ALONG THE SOUTH LINE THEREOF… THENCE SOUTH 28°06’92” EAST 203.70 FEET ALONG SAID NORTHEASTERLY LINE TO THE TRUE POINT OF BEGINNING; THE PARCEL DESCRIBED ABOVE CONTAINS 71,686 SQUARE FEET (1.646 ACRES), MORE OR LESS. SITUATED IN THE CITY OF BOTHELL, KING COUNTY, WASHINGTON.

LOT 3

THOSE PORTIONS OF LOTS 30 AND 31, QUADRANT BUSINESS PARK – BOTHELL, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 131 OF PLATS, PAGES 87 THROUGH 91, RECORDS OF KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF LOT 29, SAID PLAT, THENCE NORTH 88°19’10” WEST 96.21 FEET ALONG THE SOUTH LINE THEREOF… THENCE SOUTH 88°11’53” EAST 204.14 FEET TO THE TRUE POINT OF BEGINNING; THE PARCEL DESCRIBED ABOVE CONTAINS 101,485 SQUARE FEET (3.330 ACRES), MORE OR LESS. SITUATED IN THE CITY OF BOTHELL, KING COUNTY, WASHINGTON.

LOT 4

THOSE PORTIONS OF LOTS 29 AND 30, QUADRANT BUSINESS PARK – BOTHELL, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 131 OF PLATS, PAGES 87 THROUGH 91, RECORDS OF KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF LOT 29, THENCE NORTH 88°19’10” WEST 96.21 FEET ALONG THE SOUTH LINE THEREOF TO A POINT HEREINAFTER REFERRED TO AS POINT “A”;… THENCE SOUTH 88°11’53” WEST 204.14 FEET TO THE TRUE POINT OF BEGINNING, THE PARCEL DESCRIBED ABOVE CONTAINS 112,173 SQUARE FEET (2.575 ACRES), MORE OR LESS. SITUATED IN THE CITY OF BOTHELL, KING COUNTY, WASHINGTON.

LOT 5

THOSE PORTIONS OF LOTS 28, 29 AND 30, QUADRANT BUSINESS PARK – BOTHELL, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 131 OF PLATS, PAGES 87 THROUGH 91, RECORDS OF KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF SAID LOT 29, THENCE NORTH 88°19’10” WEST 96.21 FEET ALONG THE SOUTH LINE THEREOF;… THENCE NORTH 88°19’00” WEST 386.21 FEET TO THE TRUE POINT OF BEGINNING; THE PARCEL DESCRIBED ABOVE CONTAINS 80,430 SQUARE FEET (1.846 ACRES), MORE OR LESS. SITUATED IN THE CITY OF BOTHELL, KING COUNTY, WASHINGTON.

LOT 6

THOSE PORTIONS OF LOTS 28 AND 29, QUADRANT BUSINESS PARK – BOTHELL, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 131 OF PLATS, PAGES 87 THROUGH 91, RECORDS OF KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 29, THENCE NORTH 88°19’10” WEST 96.21 FEET ALONG THE SOUTH LINE THEREOF;… THENCE NORTH 88°19’00” WEST 290.00 FEET ALONG SAID SOUTH LINE TO THE POINT OF BEGINNING; THE PARCEL DESCRIBED ABOVE CONTAINS 92,146 SQUARE FEET (2.115 ACRES), MORE OR LESS. SITUATED IN THE CITY OF BOTHELL, KING COUNTY, WASHINGTON.

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EXHIBIT B – INITIAL ALTERNATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of August 5, 2005 between

RREEF AMERICA REIT II CORP. KK, a Maryland corporation, as Landlord and

ALDER BIOPHARMACEUTICALS, a Delaware corporation, as Tenant

I. Tenant Improvements. Landlord shall provide Tenant a Tenant Improvement Allowance (“TIA”) of $12.50 per square foot, or Two Hundred Eight Thousand Seven Hundred Seventy Five & 00/00 ($208,775.00) to be used by Tenant for permanent building standard improvements to all or part of the Premises and for repair and maintenance of equipment and fixtures in the Premises as of the Commencement Date. Tenant shall be required to submit detailed plans to Landlord for Landlord’s written approval of said work prior to any work commencing. Tenant shall be responsible for coordinating Tenant’s architect and contractor and obtaining all required approvals, permits and necessary governmental documentation specific to Tenant’s improvements and use. Landlord shall reimburse Tenant up to TIA amount within 30 days following Landlord’s receipt of Tenant’s invoice for Landlord approved work. Any portion of the TIA not used within eighteen (18) months following the Commencement Date shall be retained by Landlord. Tenant acknowledges that TIA may only be used for permanent building standard improvements to all or part of the Premises and for repair and maintenance of equipment and fixtures in the premises as of the Commencement Date as set forth below or otherwise approved by Landlord in its sole discretion, and which may include, but not be limited to, the actual work, design fees, permitting fees, architectural fees, engineering fees, construction management fees and Washington State sales tax. TIA shall not be used for non-building standard improvements to the Premises such as, but not limited to, Tenant’s moving costs, low voltage cabling, movable office furniture or other fixtures or equipment specific to Tenant’s use that Tenant may or may not remove from Premises after Tenant vacates Premises or fixtures or equipment that is reasonably determined by landlord to not be re-usable by another tenant after Tenant vacates Premises.

Landlord shall not charge a construction management fee for the work done by Tenant provided for in the TIA. Tenant reserves the right to hire, at Tenant’s cost, independent construction management professionals to manage the work provided for in the TIA.

Subject to Tenant’s submittal of detailed plans to Landlord for Landlord’s written approval of said work prior to any work commencing, Landlord hereby approves the following permanent building standard improvements to the Premises and the following repairs to and maintenance of equipment and fixtures:

1.	Architectural Modifications:

Demolition of interior office wall common to 2 offices to make 1 large office (same work to be done in 2 different locations)

Janitorial fixing floors and surfaces

Painting

Refinish Epoxy Floors

GC Fees, Labor & OH

Architect Fees

2.	Boiler/ Steam/ Glass wash Equipment

Boiler inspection

Steam Piping inspection

Autoclave/ Glass wash inspection

Autoclave/ Glass wash repairs

Sanitation of Glass wash

Startup of Boiler Water Softner

3.	DI Water System Retrofitting

Fix Piping

Replace Sensors

4.	Gases and Distribution

Engineering, tracing, separation

5.	Separation of Services for Occupancy

DI Water Loop

Steam System, cooling water, compressed gases

6.	Electrical

Emergency Generator inspection and service

7.	Vivarium Room:

Demolition (removal of one lab bench)

Build out

GC Fees, Labor, & OH

II. Landlord’s Work. Tenant acknowledges that Landlord will complete work necessary to demise Premises from the Building (“Landlord’s Work”) after the Lease has commenced and Tenant has occupied Premises. Tenant agrees to not interfere with Landlord’s contractor while Landlord’s Work is underway and to not store any items in the area where Landlord’s Work is being done that would interfere with Landlord’s contractor.

Landlord, at Landlord’s expense, shall demise the Building per code up to the ceiling grid height so as to provide separation between the Premises and the balance of the Building as shown on Exhibit A, repaint the one existing handicap parking symbol on the asphalt directly south of the Premises, install a new beveled threshold with a level change of less than one-half inch verticle, and remove and replace the concrete pad, both adjacent to the main entry door on the south side of the Premises, and install a (i) grab bar, and (ii) a toilet seat 17 to 18 inches from the floor, both in the single-occupancy restroom located adjacent to the main entrance lobby. Tenant shall be responsible for any code related issues resulting from Tenant’s alterations and use.

III. Schedule 7.1 - Landlord Repairs And Improvements

1.	HVAC

a.	The Building HVAC systems in their entirety shall have a detailed re-commissioning plan implemented for its restart. Commissioning shall include a complete building re-balance. As of Lease Reference Date, said work is substantially complete, with the balance of said work completed prior to Commencement Date.

b.	The HVAC systems in their entirety have been evaluated for maintainability both mechanically and electrically. All equipment has been evaluated separately for age or availability of spare parts. Landlord agrees to replace HVAC equipment as described in section 7.1 of the Lease. Additionally, prior to the Commencement Date, Landlord shall, at Landlord’s cost, install a 20 ton HVAC for the sole use and benefit of the Premises.

c.	Air handling unit-1 is a sealed unit and has been tested and is working properly.

d.	AHU-1 and AHU-2, Lab and Office HVAC units respectively, have been steam cleaned to remove existing mold, spores and other contaminants. Discharge ducting from units have been inspected for mold or other contaminants and no significant mold or contaminants were found.

e.	Building HV AC Control system is to be replaced in accordance with Section 7.1 of the Lease. The replacement system shall have at least the same number of points and alarms as the existing system and be provided by a HVAC controls company reasonably approved by Landlord and Tenant prior to work commencing that can also provide spare parts for the system.

2.	Fume Exhaust Fans on roof have been inspected and repaired by Landlord’s contractor.

3.	Repair of deficiencies caused by prior tenant:

BL3 Lab in SE portion of building previously had ducted hoods that were removed from room and ceiling was repaired leaving no exhaust source for room. Exhaust grills and balancing dampers shall be installed and sized to match balancing requirements of room.

4.	All electric light bulbs, tubes and ballasts, and battery packs for emergency lighting in non-working condition or missing as of the Reference Date shall be repaired, replaced, or installed prior to the Lease Commencement Date.

5.	Repair of boiler exhaust.

LANDLORD SHALL NOT BE OBLIGATED TO PERFORM ANY OTHER WORK TO THE PREMISES OTHER THAN DESCRIBED ABOVE OR IN THE LEASE; TENANT SHALL BE RESPONSIBLE FOR ALL OTHER IMPROVEMENTS. THE LANDLORD MAKES NO REPRESENTATION AS TO THE SUITABILITY OF THE PREMISES FOR TENANT’S USE. LANDLORD SHALL BE RESPONSIBLE TO DELIVER THE PREMISES ON THE COMMENCEMENT DATE IN COMPLIANCE WITH APPLICABLE FEDERAL, STATE, AND LOCAL LAWS, CODES, AND ORDINANCES, EXCEPT THAT TENANT SHALL BE RESPONSIBLE FOR MAKING CORRECTIONS OR IMPROVEMENTS TO THE PREMISES AS ARE REQUIRED TO COMPLY WITH SUCH LAWS, CODES, AND ORDINANCES WHICH ARISE OUT OF TENANT’S INSTALLATION OF TENANT IMPROVEMENTS OR OTHER ALTERATIONS OR ADDITIONS INSTALLED BY TENANT PURSUANT TO THE EARLY ENTRY AGREEMENT. ON AND AFTER THE COMMENCEMENT DATE, TENANT SHALL BE RESPONSIBLE FOR COMPLIANCE OF THE PREMISES WITH APPLICABLE FEDERAL, STATE, AND LOCAL LAWS, CODES, AND ORDINANCES PERTAINING TO TENANT’S USE OF THE PREMISES, TENANT’S INSTALLATION OF TENANT IMPROVEMENTS OR OTHER ALTERATIONS OR ADDITIONS INSTALLED BY TENANT.

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EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the

Lease Reference Date of August 5, 2005 between

RREEF AMERICA REIT II CORP. KK, a Maryland corporation, as Landlord and

ALDER BIOPHARMACEUTICALS, a Delaware corporation, as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of             , 20    , by and between                      (“Landlord”) and                      (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Lease, dated for reference , 20 (the “Lease”) for certain premises (the “Premises”) consisting of approximately square feet at the building commonly known as .

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. The actual Commencement Date is                     .

2. The actual Termination Date is                     .

3. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

By:	RREEF Management Company, a Delaware corporation

By:	DO NOT SIGN	By:	DO NOT SIGN

Name:			Name:

Title:			Title:

Dated:			Dated:

EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of August 5, 2005 between

RREEF AMERICA REIT II CORP. KK, a Maryland corporation, as Landlord and

ALDER BIOPHARMACEUTICALS, a Delaware corporation, as Tenant

1. No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole, discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises except in Tenant’s own truck dock area. Prior to awning installation, Tenant shall obtain the prior written consent of Landlord Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable opinion of Landlord, from outside the Premises.

3. Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant may make copies of Tenant’s keys, including Tenant’s master key and internal door keys, as it deems necessary or advisable in connection with its use or occupancy of the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. Tenant may bore or cut for wires if such wiring is installed in accordance with national low voltage codes; provided, however, that no boring or cutting for wires requiring external shell wiring penetrations through non-Tenant spaces will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5. Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion

7. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord; provided, however, that Tenant may coat; seal, or paint floors and walls consistent with existing treatments, finishes, or industry standards for laboratory or manufacturing spaces. Tenant shall repair any damage resulting from noncompliance with this rule.

8. No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes ordinances, rules and regulations.

9. Tenant may use pallet jacks. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10. Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business without the prior written consent of Landlord except that Tenant may include the Building name in Tenant’s address and a picture of the Building reasonably acceptable to Landlord, on its website. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

11. All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.

15. No person shall go on the roof without Landlords permission, however, as reasonably necessary, Landlord will provide access to the roof to Tenant’s qualified vendors to inspect mechanical equipment affecting the safety of Tenants employees, agents, clients, customers, invitees or guests or that could reasonably impact Tenant’s laboratory or manufacturing process, including the fume exhaust fans, so long as Tenant’s vendor has provided Landlord with evidence of insurance as specified in the Lease.

16. Except in connection with Tenants business and as permitted by applicable law, Tenant shall not permit any animals, other than seeing-eye dogs to be brought or kept in or about the Premises or any common area of the property.

17. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19. Subject to Section 16, Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted in accordance with the Lease. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20. Any toilet rooms, toilets, -urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22. Any directory of the Building or project of which the Building is a part (“Project Area”), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23. Canvassing soliciting distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24. Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25. Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

26. Landlord reserves the right to designate the use of parking areas and spaces, provided that all parking spaces shall be in the parking areas and spaces immediately adjacent to the Building Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight will be at the sole risk of the owners of such vehicles. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

27. No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto. Notwithstanding the foregoing, in connection with any Alteration of the Premises and subject to Landlords prior written approval which shall not be unreasonably withheld, Tenant may locate material trailers in an area that will neither obstruct the use by the other tenants of the Building of their respective premises, nor be visible from the main access road, nor block any fire lanes.

28. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including but not limited to, exterior dock platforms, against the exterior of the Building parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

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